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                                                                    EXHIBIT 23.5





We have issued our report dated February 26, 1999, accompanying the financial statements of YFMC Healthcare Inc. contained in the Registration Statement and Prospectus on Form F-4 for Med-Emerg International Inc. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".



/s/ BDO Dunwoody

Ottawa, Ontario
September 7, 1999